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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Hughes Supply, Inc. on Form S-3 of our report dated September 25, 1995 (October 25, 1995 and May 13, 1996 as to Note 9) on the consolidated financial statements of PVF Holdings, Inc. and subsidiaries, incorporated by reference in Current Report on Form 8-K of Hughes Supply, Inc. dated May 13, 1996 and appearing in Registration Statement No. 333-02215 of Hughes Supply, Inc. on Form S-3. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Birmingham, Alabama
November 1, 1996